Exhibit 31.2
I, Han Kieftenbeld, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Innophos Holdings, Inc. (“the registrant”);
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 13, 2017	By:	/S/ HAN KIEFTENBELD
Han Kieftenbeld
Senior Vice President and Chief Financial Officer (Principal Financial Officer)